Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192640

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	76,086	$16.68	$1,268,734	$147.43(1)

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3 (File No. 333-192640) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the NASDAQ Global Market on November 4, 2014.

Prospectus Supplement
(To prospectus dated December 3, 2013)

76,086 Shares

Common Stock

        This prospectus relates to the offer and resale by the selling stockholder identified in this prospectus of up to an aggregate of 76,086 shares of our common stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

        The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

        We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

        Our common stock is listed on the NASDAQ Global Market under the symbol "CLDX." The last reported sale price of our common stock on the NASDAQ Global Market on November 4, 2014 was $16.58 per share.

        Before buying shares of our common stock, you should carefully consider the risk factors described in "Risk Factors" beginning on page S-8 of this prospectus and those contained in the documents incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone's investment in these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2014.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        In this prospectus supplement, "Celldex," "we," "us," "our" or "ours" refer to Celldex Therapeutics, Inc. and its consolidated subsidiary. References to "Selling Stockholder" refer to the holder of our common stock listed in this prospectus supplement under the heading "Selling Stockholder."

        This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference." These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and may add, update or change information in the accompanying prospectus.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        Neither we nor the selling stockholder are making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

        Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled "Risk Factors" in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under "Incorporation of Documents by Reference" and "Where You Can Find More Information" in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled "Risk Factors" and in the accompanying prospectus and in other periodic reports incorporated by reference herein.

        We are a biopharmaceutical company focused on the development and commercialization of several immunotherapy technologies for the treatment of cancer and other difficult-to-treat diseases. Our drug candidates are derived from a broad set of complementary technologies which have the ability to utilize the human immune system and enable the creation of therapeutic agents. We are using these technologies to develop targeted immunotherapeutics comprised of antibodies, adjuvants and monotherapies and antibody-drug conjugates that prevent or treat cancer and other diseases that modify undesirable activity by the body's own proteins or cells.

        Our lead drug candidates include rindopepimut (also referred to as CDX-110) and glembatumumab vedotin (also referred to as CDX-011). Rindopepimut is a targeted immunotherapeutic in a pivotal Phase 3 study for the treatment of front-line glioblastoma and a Phase 2 study for the treatment of recurrent glioblastoma. Glembatumumab vedotin is a targeted antibody-drug conjugate in a randomized study for the treatment of triple negative breast cancer designed to obtain accelerated approval. We also have a number of earlier stage drug candidates in clinical development, including varlilumab (also referred to as CDX-1127), a fully human therapeutic monoclonal antibody for cancer indications, CDX-301, an immune cell mobilizing agent and dendritic cell growth factor and CDX-1401, a targeted immunotherapeutic aimed at antigen presenting cells, or APC, for cancer indications. Our drug candidates address market opportunities for which we believe current therapies are inadequate or non-existent.

        We are building a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for patients with unmet medical needs. Our program assets provide us with the strategic options to either retain full economic rights to our innovative therapies or seek favorable economic terms through advantageous commercial partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product.

        Our products are derived from a broad set of complementary technologies which have the ability to utilize the human immune system and enable the creation of therapeutic agents. We are using these technologies to develop targeted immunotherapeutics comprised of antibodies, adjuvants and monotherapies and antibody-drug conjugates that prevent or treat cancer and other diseases that modify undesirable activity by the body's own proteins or cells. A number of our immunotherapeutic and antibody-drug conjugate drug candidates are in various stages of clinical trials. We expect that a large percentage of our research and development expenses will be incurred in support of our current and future clinical trial programs.

Rindopepimut (CDX-110)

        Rindopepimut is an immunotherapeutic drug that targets the tumor-specific molecule epidermal growth factor receptor variant III, or EGFRvIII. EGFRvIII is a mutated form of the epidermal growth factor receptor, or EGFR, that is only expressed in cancer cells and not in normal tissue and can directly contribute to cancer cell growth. EGFRvIII is expressed in approximately 30% of glioblastoma, or GBM, tumors, the most common and aggressive form of brain cancer. Rindopepimut is composed of the EGFRvIII peptide linked to a carrier protein called Keyhole Limpet Hemocyanin, or KLH, and administered together with the adjuvant GM-CSF. The Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, have both granted orphan drug designation for rindopepimut for the treatment of EGFRvIII expressing GBM. The FDA has also granted Fast Track designation.

        Based on the results of the three prior Phase 2 trials, in December 2011, we initiated ACT IV, a pivotal, randomized, double-blind, controlled Phase 3 study of rindopepimut in patients with surgically resected EGFRvIII-positive GBM. Patients are randomized after the completion of surgery and standard chemoradiation treatment. The treatment regimen includes a rindopepimut priming phase post-radiation followed by standard of care temozolomide, or TMZ, and a rindopepimut maintenance therapy phase. Patients are treated until disease progression or intolerance to therapy. The primary objective of the study is to determine whether rindopepimut plus adjuvant GM-CSF improves the overall survival of patients with newly diagnosed EGFRvIII-positive GBM with minimal residual disease post resection and traditional chemo-radiation when compared to treatment with TMZ and a control injection of KLH. KLH is a component of rindopepimut and was selected due to its ability to generate a similar injection site reaction to that observed with rindopepimut. ACT IV is enrolling patients at over 200 centers worldwide and is expected to accrue approximately 700 patients to reach the required 374 patients with minimal residual disease needed for analysis of the primary endpoint, overall survival. In October, target enrollment of 700 patients was reached. Given the lack of treatment options for patients with GBM, additional patients with the EGFRvIII mutation remaining in screening will be allowed to enroll into the study before enrollment is formally completed by year end 2014. Interim analyses will be conducted by an independent Data Safety and Monitoring Board at 50% and 75% of events (deaths). The first interim is expected in the mid-2015 and will provide insight into the event rate to inform estimates regarding timing for the second interim and final data read out.

        In December 2011, we also initiated ReACT, a Phase 2 study of rindopepimut in combination with bevacizumab in patients with recurrent EGFRvIII-positive GBM. ReACT was initially planned to enroll approximately 95 patients in a first or second relapse of GBM following receipt of standard therapy at approximately 25 sites across the United States. In August 2013, we announced the addition of an expansion cohort of approximately 75 patients (Group 2C) to better characterize the potential activity of rindopepimut in this refractory patient population. This decision was based on early evidence of anti-tumor activity, including stable disease, tumor shrinkage and investigator-reported response. As amended, the ReACT study will now enroll approximately 170 patients across three groups. Approximately 70 patients (Group 1) who have yet to receive bevacizumab will be randomized to receive either rindopepimut and bevacizumab or a control injection of KLH and bevacizumab in a blinded fashion. Another 100 patients, including the expansion cohort of 75 patients, who are refractory to bevacizumab having received bevacizumab in either the frontline or recurrent setting with subsequent progression will receive rindopepimut plus bevacizumab in a single treatment arm. Study endpoints include 6 month progression free survival rate, objective response rate, or ORR, overall survival and safety and tolerability.

        In November 2013, we reported interim data from our ongoing Phase 2 ReACT study. Rindopepimut plus bevacizumab was very well tolerated (dosing up to 13+ months) and the results demonstrated promising signs of clinical activity in advanced patient populations, including evidence of anti-tumor activity (tumor shrinkage, objective response and stable disease). Strong immune response correlated with improved outcome. In bevacizumab-naïve patients treated with both rindopepimut and bevacizumab, a strong survival trend has also been seen to date versus the control group. We are currently completing the study and anticipate presenting additional data from the study at the 19th Annual Scientific Meeting and Education Day of the Society for Neuro-Oncology in November 2014.

Glembatumumab Vedotin (CDX-011)

        Glembatumumab vedotin is an antibody-drug conjugate for the treatment of patients with glycoprotein NMB, referred to as gpNMB, expressing advanced, refractory breast cancer. Glembatumumab vedotin targets the protein gpNMB, which is over-expressed in a variety of cancers, including breast cancer and melanoma. The FDA has granted Fast Track designation to glembatumumab vedotin for the treatment of advanced, refractory/resistant gpNMB-expressing breast cancer.

        In December 2012, we announced final results from the EMERGE study, a randomized, multi-center Phase 2b study of glembatumumab vedotin in 122 patients with heavily pre-treated, advanced, gpNMB positive breast cancer. Patients were randomized (2:1) to receive either glembatumumab vedotin or single-agent Investigator's Choice, or IC, chemotherapy. Patients randomized to receive IC were allowed to cross over to receive glembatumumab vedotin following disease progression. Activity endpoints included response rate and progression-free survival and overall survival.

        In December 2013, we initiated METRIC, a randomized, controlled study of glembatumumab vedotin in patients with triple negative breast cancer that over-express gpNMB in the United States, Canada and Australia. The study was originally designed to obtain accelerated approval. Feedback from clinical investigators conducting the study indicated that the eligibility criteria for study entry were limiting their ability to enroll patients they felt were clinically appropriate on study. In addition, we have spoken to country-specific members of the EMA and believe a significant opportunity exists to expand the study into the European Union, or EU. Based on these factors, we have amended the METRIC study and expanded patient entry criteria to position it for full marketing approval with global regulators, including the EMA, and to support improved enrollment in the study. The primary endpoint will be progression free survival as progression free survival is an established endpoint for full approval registration studies in this patient population in both the US and the EU. The sample size of 300 patients and the secondary endpoint of overall survival remain unchanged. The Company is implementing these changes in parallel to regulatory discussions to maintain momentum at open clinical trial sites.

Varlilumab

        Varlilumab is a human monoclonal antibody that targets CD27, a potentially important target for immunotherapy of various cancers. CD27 acts downstream from CD40 and may provide a novel way to regulate the immune responses. CD27 is a co-stimulatory molecule on T cells and is over-expressed in certain lymphomas and leukemias. Varlilumab is an agonist antibody designed to have two potential therapeutic mechanisms. Varlilumab has been shown to activate immune cells that can target and eliminate cancerous cells in tumor-bearing mice and to directly kill or inhibit the growth of CD27-expressing lymphomas and leukemias in vitro and in vivo. Both mechanisms have been seen even at low doses in preclinical models.

        We are conducting an open label Phase 1 study of varlilumab in patients with selected malignant solid tumors or hematologic cancers at multiple clinical sites in the United States. We presented data from this Phase 1 study in June 2014. Varlilumab was very well tolerated and induced immunologic activity in patients that is consistent with both its mechanism of action and preclinical models. Based on these data, we intend to initiate new studies of varlilumab in combination with various agents in the fourth quarter of 2014.

        In May 2014, we entered into a clinical trial collaboration with BMS to evaluate the safety, tolerability and preliminary efficacy of varlilumab and nivolumab, BMS's PD-1 immune checkpoint inhibitor, in a Phase 1/2 study. Multiple tumor types will be explored in the study, which could potentially include non-small cell lung cancer, metastatic melanoma, ovarian, colorectal and squamous cell head and neck cancers. The Phase 1/2 study is expected to begin in the fourth quarter of 2014.

        Multiple efforts are underway to finalize designs and plans for additional Phase 2 studies of varlilumab and we will provide updates on these studies as they are initiated, included but not limited to: a Phase 1/2 study of varlilumab and ipilumumab in patients with metastatic melanoma (plus CDX-1401 in NY-ESO positive patients); a Phase 1/2 of varlilumab plus sunitinib in renal cell carcinoma; and a Phase 1/2 study of varlilumab plus a mek pathway agent (followed sequentially by a checkpoint inhibitor) for patients with B-raf mutated metastatic melanoma.

Other Clinical and Pre-Clinical Programs

        We have several other programs in clinical and pre-clinical development. The status of the other programs that we currently believe are significant to our business is summarized in the table below:

Product Candidate	Indication/Field	Stage of Clinical Development
CDX-1401	Multiple solid tumors	Phase 1
CDX-301	Allogeneic Hematopoietic Stem Cell Transplantation	Pilot
CDX-014	Ovarian and renal cancer	Preclinical

Corporate Information

        We are a Delaware corporation organized in 1983. On October 1, 2009, a wholly-owned subsidiary of Celldex merged with and into CuraGen Corporation. On December 31, 2009, CuraGen Corporation was merged with and into Celldex and the separate existence of CuraGen ceased.

        Our principal executive offices are located at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827 and our telephone number is (908) 200-7500. Our corporate website is www.celldextherapeutics.com. The information on our website is not incorporated by reference into this prospectus.

 THE OFFERING

Common stock offered by the selling stockholder	Up to 76,086 shares
Common stock outstanding	89,589,105 shares
Manner of offering	The selling stockholder will determine when and how they sell the common stock offered in this prospectus, as described in "Plan of Distribution."
Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See "Use of Proceeds."
Risk factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" on page S-8 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
NASDAQ Global Market common stock symbol	CLDX

RISK FACTORS

        Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and the accompanying prospectus. In particular, you should consider the risk factors under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus.

SELLING STOCKHOLDER

        This prospectus relates to the possible resale by the selling stockholder of up to 76,086 shares of our common stock. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except as described below, the selling stockholder has not had any material relationship with us within the past three years.

        The following table sets forth information as of November 4, 2014, regarding beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the selling stockholder that is offering shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. When we refer to the "selling stockholder" in this prospectus supplement, we mean those person listed in the table below. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. We will also bear the costs, other than underwriting discounts and commissions, associated with the sale of shares of common stock by the selling stockholder. See "Plan of Distribution."

        The address for the selling stockholder is c/o Biosyn Corporation, 5939 Darwin Court, Suite 114, Carlsbad, CA 92008.

	Beneficial Ownership Prior To This Offering				Beneficial Ownership After This Offering
				Maximum Number of Shares to be offered
Selling Stockholder name	Shares(1)	Percentage(1)			Shares(4)	Percentage(1)
Biosyn Corporation	152,172	**	%	76,086	76,086	**	%

(1)
Based upon 89,589,105 shares of our common stock outstanding as of October 31, 2014.

**
Less than 1%.

Material Relationships with Selling Stockholder

        On October 15, 2014, we entered into a Third Amended and Restated Supply Agreement, or the Amended Supply Agreement, with Biosyn Corporation, or Biosyn. Pursuant to the terms of the Amended Supply Agreement, Biosyn will manufacture and supply to Celldex, Biosyn's proprietary formulation of hemocyanin products, including keyhole limpet hemocyanin, or KLH, for use in connection with the development, manufacture or commercial sale of Celldex's lead product rindopepimut. Celldex has agreed to order KLH exclusively from Biosyn. As part of the agreement, Biosyn granted to Celldex a non-exclusive, perpetual, royalty-free license to KLH to research, develop, make, have made, sell, use, offer for sale, export and import rindopepimut. Biosyn will support all regulatory filings of Celldex and allow Celldex to cross-reference Biosyn's Drug Master File for KLH as required by U.S. and foreign equivalent agencies. The Amended Supply Agreement provides for an initial term of fifteen years and further terms of five years each. The Amended Supply Agreement may be terminated without cause by either party upon written notice of termination at least six months prior to the end of the initial term or further term, as applicable. Celldex may also terminate the Amended Supply Agreement upon sixty days' notice in the event Celldex ceases further development of rindopepimut.

        In connection with the Amended Supply Agreement, Celldex and Biosyn entered into a Subscription Agreement pursuant to which, on October 15, 2014, Celldex issued to Biosyn, as additional compensation, 152,172 shares of common stock of Celldex, 50% of which are subject to a one-year lock-up agreement. Celldex agreed to register the remaining 50% of such shares, or the registrable shares, and to maintain such registration until the earlier of (i) the date that all registrable shares have been sold, (ii) the date that all registrable Shares can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) or (iii) the date that is two (2) years following the date of the Amended Supply Agreement.

PLAN OF DISTRIBUTION

        We are registering for resale by the selling stockholder a total of 76,086 shares of common stock. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholder may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

        If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

        The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with certain agreements with the selling stockholder, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with certain agreements with the selling stockholder, or we may be entitled to contribution.

        Once sold under the registration statement, of which this prospectus supplement is a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Lowenstein Sandler LLP, Roseland, New Jersey.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2014, incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 1, 2014, August 7, 2014 and November 5, 2014, respectively;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 3, 2014, April 8, 2014, May 1, 2014, May 14, 2014, May 29, 2014, August 6, 2014, October 20, 2014, November 4, 2014 and November 6, 2014 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

  •
  The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on September 22, 1986 under Section 12 of the Securities Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

  •
  The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on

    December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, our registration statement on Form 8-A/A filed with the SEC on October 22, 2007, our registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

        We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

        We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Celldex Therapeutics, Inc.
Attention: Investor Relations
Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827
Telephone number: (908) 200-7500

PROSPECTUS

CELLDEX THERAPEUTICS, INC.

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Celldex Therapeutics, Inc. or any selling securityholders may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of:

  •
  our common stock,

  •
  our preferred stock, which we may issue in one or more series,

  •
  warrants,

  •
  depositary shares, and

  •
  units.

This prospectus provides a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the NASDAQ Global Market under the symbol "CLDX." On November 29, 2013, the last reported sale price of our common stock on the NASDAQ Global Market was $27.76 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or any selling securityholders may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading "Risk Factors" beginning on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 3, 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we or any selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC's website at http://www.sec.gov as described under the heading "Where You Can Find More Information."

This prospectus provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us or any selling securityholders. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "Where You Can Find More Information" for more information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms "we," "our," "us," "Celldex" or the "Company" as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries, except that such terms refer to only Celldex Therapeutics, Inc. and not its subsidiaries in the sections entitled "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants," "Description of Depositary Shares," and "Description of Units."

 PROSPECTUS SUMMARY

Company Overview

We are a biopharmaceutical company focused on the development and commercialization of several immunotherapy technologies for the treatment of cancer and other difficult-to-treat diseases. Our lead drug candidates include rindopepimut (CDX-110), an immunotherapeutic vaccine in a pivotal Phase 3 study for the treatment of front-line glioblastoma and a Phase 2 study for the treatment of recurrent glioblastoma, and CDX-011, an antibody-drug conjugate for which we initiated an accelerated approval study in December 2013 for the treatment of advanced breast cancer. We also have a number of earlier stage candidates in clinical development, including CDX-1127, a therapeutic fully human monoclonal antibody in a Phase 1 study for cancer indications, CDX-1135, a molecule that inhibits a part of the immune system called the complement system, CDX-301, an immune cell mobilizing agent and dendritic cell growth factor and CDX-1401, an APC Targeting Technology™ program in a Phase 1 study for cancer indications. Our drug candidates address market opportunities for which we believe current therapies are inadequate or non-existent.

We are building a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for patients with unmet medical needs. Our program assets provide us with the strategic options to either retain full economic rights to our innovative therapies or seek favorable economic terms through advantageous commercial partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product.

Rindopepimut (CDX-110)

Rindopepimut is an experimental immunotherapeutic drug that targets the tumor-specific molecule, epidermal growth factor receptor variant III, or EGFRvIII. EGFRvIII is a mutated form of the epidermal growth factor receptor, or EGFR, that is only expressed in cancer cells and not in normal tissue and can directly contribute to cancer cell growth. EGFRvIII is expressed in approximately 30% of glioblastoma, or GB, tumors, the most common and aggressive form of brain cancer. The rindopepimut vaccine is composed of the EGFRvIII peptide linked to a carrier protein called Keyhole Limpet Hemocyanin, or KLH, and administered together with the adjuvant GM-CSF. The Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, have both granted orphan drug designation for rindopepimut for the treatment of EGFRvIII expressing GB and the FDA has also granted Fast Track designation.

Glembatumumab Vedotin (CDX-011)

CDX-011 is an antibody-drug conjugate, or ADC, for the treatment of patients with glycoprotein NMB, or gpNMB, expressing advanced, refractory breast cancer. CDX-011 consists of a fully-human monoclonal antibody, CR011, linked to a potent cell-killing drug, monomethyl-auristatin E, or MMAE. CDX-011 targets the protein gpNMB, which is over-expressed in a variety of cancers, including breast cancer and melanoma. The ADC technology, comprised of MMAE and a stable linker system for attaching it to CR011, was licensed from Seattle Genetics, Inc. The FDA has granted Fast Track designation to CDX-011 for the treatment of advanced, refractory/resistant gpNMB-expressing breast cancer.

In connection with our acquisition of CuraGen Corporation, we assumed the license agreement between CuraGen and Seattle Genetics, whereby CuraGen acquired the rights to proprietary ADC technology, with the right to sublicense, for use with its proprietary antibodies for the potential treatment of cancer. Under the terms of the agreement, we have the responsibility of using commercially reasonable efforts to develop, commercialize and market such treatment. In furtherance of these responsibilities, technical assistance from Seattle Genetics is available to us as necessary. We may be required to pay milestones of up to $7.5 million upon obtaining first approval for commercial sale in a first indication and royalty payments in the mid-single digits on any net product sales to Seattle Genetics with respect to development and commercialization of the ADC technology, including our CDX-011 program. The term of the agreement varies country to country and may be until the later of the expiration of the last relevant patent or the 10th anniversary of the first commercial sale. The agreement allows us to terminate with prior written notice, with both parties being able to terminate the agreement for an uncured material breach or insolvency of the other party.

The patent rights licensed from Seattle Genetics include issued patents and pending applications in Australia, Canada, Europe, the U.S. and Japan which include composition of matter claims relating to the toxin and conjugation technology. If maintained to full term in due course, the main Seattle Genetics patent rights would have estimated patent expiry dates ranging from 2023 in Europe to 2026 in the U.S.

CDX-1127

CDX-1127 is a human monoclonal antibody that targets CD27, a potentially important target for immunotherapy of various cancers. CD27 acts downstream from CD40 and may provide a novel way to regulate the immune responses. CD27 is a co-stimulatory molecule on T cells and is over-expressed in certain lymphomas and leukemias. CDX-1127 is an agonist antibody designed to have two potential therapeutic mechanisms. CDX-1127 has been shown to activate immune cells that can target and eliminate cancerous cells in tumor-bearing mice and to directly kill or inhibit the growth of CD27-expressing lymphomas and leukemias in vitro and in vivo. Both mechanisms have been seen even at low doses in preclinical models.

CDX-1135

CDX-1135 is a molecule that inhibits a part of the human immune system called the complement system. The complement system is a series of proteins that are important initiators of the body's acute inflammatory response against disease, infection and injury. Excessive complement activation also plays a role in some persistent inflammatory conditions. CDX-1135 is a soluble form of naturally occurring Complement Receptor 1 that has been shown to inhibit the activation of the complement cascade in animal models and in human clinical trials. In preclinical studies, CDX-1135 has been shown to inhibit both the classical and alternative pathways of complement activation. Our initial experience under an investigator sponsored IND indicated that CDX-1135 limits complement abnormalities in Dense Deposit Disease, or DDD, which is a rare and devastating disease that is caused by uncontrolled activation of the alternative pathway of complement activation and leads to progressive kidney damage in children. There is currently no treatment for patients with DDD and about half progress to end-stage renal disease within 10 years. Because DDD recurs in virtually all patients who receive a kidney transplant, transplantation is not a viable option for these patients. In animal models of DDD, CDX-1135 treatment showed evidence of reversal of kidney damage.

Other Clinical and Pre-Clinical Programs

We have several other programs in clinical and pre-clinical development. The status of each of the other programs that we currently believe is significant to our business is summarized in the table below:

Product Candidate	Indication/Field	Stage of Clinical Development
CDX-1401	Multiple solid tumors	Phase 1
CDX-301	Cancer, autoimmune disease and transplant	Phase 1

Corporate Information

We are a Delaware corporation organized in 1983. On October 1, 2009, a wholly-owned subsidiary of Celldex merged with and into CuraGen Corporation. On December 31, 2009, CuraGen Corporation was merged with and into Celldex and the separate existence of CuraGen ceased.

Our principal executive offices are located at 119 Fourth Avenue, Needham, Massachusetts 02494 and our telephone number is (781) 433-0771. Our corporate website is www.celldextherapeutics.com. The information on our website is not incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled "Risk Factors" in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

 RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

 RATIOS OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008. We do not have any outstanding shares of preferred stock and therefore have not paid any preferred stock dividends.

Ratios of Combined Fixed Charges

		Years ended December 31,
Nine Months Ended September 30, 2013
		2012		2011		2010		2009		2008
	(1)		(1)		(1)		(1)		(1)		(1)

(1)
Due to our losses from continuing operations for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008, earnings were insufficient to cover fixed charges by $59.3 million, $58.1 million, $43.4 million, $6.5 million, $36.9 million and $48.8 million, respectively. For this reason, no ratios are provided.

 USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, to fund our operations until we receive FDA approval of our products and are able to commercialize our products and to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities in anticipation of FDA approval of our products. Pending the application of the net proceeds, we expect to invest the net proceeds in short-term, interest-bearing instruments with a maturity of three months or less at the date of purchase that consist primarily of investments in money market mutual funds with commercial banks and financial institutions or other investment-grade securities. Such investments may include depositing such net proceeds into, and maintaining cash balances with, financial institutions in excess of insured limits. We will not receive any of the proceeds from the sale of our securities by any selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

 DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, depositary shares and units that we or any selling securityholders may offer and sell from time to time. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our third restated certificate of incorporation, as amended, our by-laws and by applicable Delaware law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

 DESCRIPTION OF COMMON STOCK

As of September 30, 2013, we are authorized to issue up to 297,000,000 shares of common stock, par value $.001 per share. As of September 30, 2013, approximately 81,108,109 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Market under the symbol "CLDX".

Dividends

The board of directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when it deems expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by Celldex.

Anti-Takeover Provisions

Certain provisions in our third restated certificate of incorporation, as amended, and applicable Delaware corporate law, as well as our shareholder rights agreement, may have the effect of discouraging a change of control of Celldex, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.

Pursuant to our shareholder rights agreement (referred to in this prospectus as the rights agreement) a dividend of one Preferred Stock Purchase Right (referred to in this prospectus as a right) for each share of common stock of Celldex was declared for each outstanding share of common stock of Celldex on November 11, 2004. Each share of common stock of Celldex issued after such date is also issued with a right. Each right entitles the registered holder to purchase from Celldex a unit consisting of one one-ten thousandth of a share of Celldex Series C-1 Junior Participating Cumulative Preferred Stock, at a cash exercise price of $35 per unit, subject to adjustment as specified in the rights agreement. We describe the rights more completely in the rights agreement itself, which is contained in Exhibit 4.1 to our Registration Statement on Form 8-A filed on November 8, 2004. The summary of the provisions of the rights agreement is qualified in its entirety by reference to that agreement.

Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

At September 30, 2013, the Company had authorized preferred stock comprised of 3,000,000 shares of Class C Preferred Stock of which 350,000 shares has been designated as Class C-1 Junior Participating Cumulative Preferred Stock, the terms of which are to be determined by our board of directors. As of September 30, 2013, there was no preferred stock outstanding.

Class C Preferred Stock

This section describes the general terms and provisions of our Class C Preferred Stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.

Our board of directors has been authorized to provide for the issuance of the 2,650,000 unissued and undesignated shares of our Class C Preferred Stock. In general, our third restated certificate of incorporation, as amended, authorizes our board of directors to issue new shares of our common stock or preferred stock without further stockholder action, provided that there are sufficient authorized shares.

With respect to each series of our Class C Preferred Stock, our board of directors has the authority to fix the following terms:

  •
  the designation of the series;

  •
  the number of shares within the series;

  •
  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

  •
  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

  •
  whether the shares are redeemable, the redemption price and the terms of redemption;

  •
  the amount payable to you for each share you own if we dissolve or liquidate;

  •
  whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

  •
  any restrictions on issuance of shares in the same series or any other series;

  •
  voting rights applicable to the series of preferred stock; and

  •
  any other rights, priorities, preferences, restrictions or limitations of such series.

The rights with respect to any shares of our Class C Preferred Stock will be subordinate to the rights of our general creditors. Shares of our Class C Preferred Stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our third restated certificate of incorporation, as amended, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  •
  the designation, stated value and liquidation preference of such preferred stock;

  •
  the number of shares within the series;

  •
  the offering price;

  •
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

  •
  any redemption or sinking fund provisions;

  •
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

  •
  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  •
  the voting rights, if any, of shares of such series; the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  •
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

  •
  the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  •
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our third restated certificate of incorporation, as amended, for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

 DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included in or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  if applicable, the maximum or minimum number of warrants which may be exercised at any time;

  •
  the identity of the warrant agent;

  •
  any mandatory or optional redemption provision;

  •
  whether the warrants are to be issued in registered or bearer form;

  •
  whether the warrants are extendible and the period or periods of such extendibility;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and proper completion and due execution at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement of the warrant certificate, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

 DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included in or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may, at our option, elect to offer fractional or multiple shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common stock or any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of common stock or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

 DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  the terms of the unit agreement governing the units;

  •
  United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

 PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We or any selling securityholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or any selling securityholders may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

  •
  A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, dealers, agents or selling securityholders participating in the offering, if any;

  •
  the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or any selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or any selling securityholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the NASDAQ Global Market. We have no current plans for listing of the preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any agents and underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers, agents or selling securityholders, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-15006) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 8, 2013 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2013, incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed on May 3, 2013, August 6, 2013 and November 8, 2013, respectively;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 4, 2013, February 6, 2013, March 7, 2013 (with respect to Item 8.01 only), May 20, 2013 and June 13, 2013;

  •
  The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on September 22, 1986 under Section 12 of the Securities Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

  •
  The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, our registration statement on Form 8-A/A filed with the SEC on October 22, 2007, our registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Celldex Therapeutics, Inc.
Attention: Investor Relations
119 Fourth Avenue
Needham, Massachusetts 02494
Telephone number: (781) 433-0771

Up to 76,086 Shares

Common Stock

Prospectus Supplement

November 6, 2014